Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

REVISED FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS

McLEAN, VA — (BUSINESS WIRE) — March 17, 2008 — PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), a global, facilities-based integrated communications services provider, today announced results for the quarter and year ended December 31, 2007 that have been revised relative to the results for both periods that were previously announced on February 13, 2008. The principal effects of these revisions impact specific line items of our reported results and these items are set forth below in capsule summary consolidated condensed statements of operations data:

Summary Consolidated Condensed

Statements of Operations Data

(in thousands)

	Three Months Ended December 31, 2007		Year Ended December 31, 2007
	As Reported on February 13, 2008	Revised and Reported on March 17, 2008	As Reported on February 13, 2008	Revised and Reported on March 17, 2008
NET REVENUE	$223,551	$222,523	$903,211	$902,183
Selling, general and administrative	$71,597	$74,033	$281,580	$284,016
TOTAL OPERATING EXPENSES	$213,231	$215,667	$868,464	$870,900
INCOME FROM OPERATIONS	$10,320	$6,856	$34,747	$31,283
INTEREST EXPENSE	$(15,446)	$(15,679)	$(61,114)	$(61,347)
INCOME TAX BENEFIT (EXPENSE)	$(4,240)	$5,705	$(715)	$9,230
NET INCOME (LOSS)	$(4,733)	$1,514	$9,489	$15,736

OTHER DATA:
ADJUSTED EBITDA	$20,468	$17,004	$66,991	$63,527

These revisions to the financial results previously announced on February 13, 2008 primarily relate to:

1)	The establishment of reserves as a result of ongoing tax audits related to the Company’s former European prepaid services operations. Although no assessment of taxation has been received to date specific to these matters, after evaluation of tax auditor inquiries, further internal investigation, review of available documentation and consultation with local tax advisors, management concluded it was appropriate to accrue an obligation for a possible assessment of value added and payroll taxes; and

2)	The completion of our accounting for income taxes, including the impact of FIN No. 48, “Accounting for Uncertainty in Income Taxes.”

We believe our accruals for value added, payroll and income taxes appropriately reflect our potential obligations (including related penalties and interest). Our financial results, after giving effect to these accruals, will be reflected in detail in our 2007 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 17, 2008.

* * *

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is a facilities-based integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

* * *

Statements in this press release concerning the impact of tax assessments concerning certain of our international operations constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: our relative success in resolving these assessments; adverse tax rulings or interpretations from applicable taxing authorities; or changes in the regulatory schemes (including tax regulations or enforcement) in the markets in which we operate. As such, actual results or circumstances, and cash uses or obligations, may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBTIDA. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K/A filed with the SEC on March 17, 2008, and available on our website.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2007	Year Ended December 31, 2007
NET INCOME (LOSS)	$1,514	$15,736
Share-based compensation expense	62	246
Depreciation and amortization	9,306	30,534
Loss on sale or disposal of assets	780	1,464
Interest expense	15,679	61,347
Accretion on debt discount, net	38	449
Income tax (benefit) expense	(5,705)	(9,230)
(Gain) loss on early extinguishment or restructuring of debt	(258)	7,652
Foreign currency transaction gain	(2,406)	(32,693)
Interest and other income	(2,006)	(5,701)
Income from discontinued operations, net of tax	—	(145)
Gain from sale of discontinued operations, net of tax	—	(6,132)

ADJUSTED EBITDA	$17,004	$63,527